EXHIBIT 7(a)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of SBA Communications Corporation and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf on the date indicated:

/s/ Richard B. Worley
Richard B. Worley

Permit Capital Telecom, L.P.,

By:	Permit Capital GP, L.P., its General Partner

By:	Permit Capital GP, Inc., its General Partner

By:	/s/ Ronald Reese
Ronald Reese Vice President

Permit Capital GP, Inc.

By:	/s/ Ronald Reese
Ronald Reese Vice President

Permit Capital GP, L.P.

By:	Permit Capital GP, Inc., its General Partner

By:	/s/ Ronald Reese
Ronald Reese Vice President